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                                                      REGISTRATION NO. 333-50189

    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 12, 1999

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                BROOKE GROUP LTD.
             (Exact Name of Registrant as Specified in its Charter)

                     Delaware                              65-0949535
         (State or Other Jurisdiction of                (I.R.S. Employer
          Incorporation or Organization)               Identification No.)


              100 S.E. Second Street                          33131
                  Miami, Florida                           (Zip Code)
     (Address of Principal Executive Offices)

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                                  STOCK OPTIONS
                            (Full Title of the Plan)

                            -------------------------

                               Marc N. Bell, Esq.
                  Vice President, General Counsel and Secretary
                             100 S.E. Second Street
                              Miami, Florida 33131
                                 (305) 579-8000
            (Name, Address and Telephone Number of Agent for Service)

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                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

         This post-effective amendment is being filed pursuant to Rule 414 under the Securities Act of 1933 (the "Securities Act"). Effective October 1, 1999, the Registrant's predecessor (also named Brooke Group Ltd. and referred to herein as the "Predecessor") reorganized its corporate structure to form a holding company. The holding company structure was implemented by a merger conducted pursuant to Section 251(g) of the Delaware General Corporation Law. In the merger (the "Merger"), the Predecessor merged with BGL Merger, Inc., a newly-formed, wholly-owned indirect subsidiary of the Predecessor, and each share of Common Stock of the Predecessor was automatically converted into one share of Common Stock of the Registrant. As a result of the Merger, the Predecessor became an indirect wholly-owned subsidiary of the Registrant. Pursuant to Section 251(g) of the General Corporation Law of the State of Delaware, stockholder approval of the Merger was not required.

         Also in connection with the Merger, the Registrant adopted the Stock Options and assumed all obligations as sponsor thereunder. In accordance with Rule 414, the Registrant, as the successor issuer of the Common Stock, hereby expressly adopts this Registration Statement, as well as the Stock Option Agreements to which it relates, as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934.

         The registration fees were paid at the time of the original filing of this Registration Statement.
























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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, and State of Florida, on the 12th day of October, 1999.

                                BROOKE GROUP LTD.


                                By: /s/  Joselynn D. Van Siclen
                                    ------------------------------------
                                    Joselynn D. Van Siclen
                                    Vice President, Chief Financial
                                    Officer and Treasurer

         Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed below by the following persons in the capacities indicated on October 12, 1999.



                  *                         Chairman of the Board of
         --------------------------         Directors, President and
         Bennett S. LeBow                   Chief Executive Officer
                                            (Principal Executive Officer)


         /s/ Joselynn D. Van Siclen         Vice President, Chief Financial
         --------------------------         Officer and Treasurer (Principal
         Joselynn D. Van Siclen             Financial Officer and Principal
                                            Accounting Officer)


                  *                         Director
         -----------------------
         Robert J. Eide


                  *                         Director
         -----------------------
         Jeffrey S. Podell


         -----------------------            Director
         Jean E. Sharpe





* By: /s/ Joselynn D. Van Siclen
      --------------------------
      Attorney-in-Fact






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